Exhibit 4.24.1

LETTER AGREEMENT N° 2.1

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: MISCELLANEOUS

GRUPO TACA HOLDINGS LIMITED, AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA (jointly and severally referred to as the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) on April 30th, 2015 which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this Letter Agreement N°2.1 (the “Letter Agreement No2.1”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2.1 shall have the meanings assigned thereto in the Agreement.

Both parties agree that this Letter Agreement N°2.1, upon execution hereof, shall constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement N°2.1 shall be governed by all the provisions of the Agreement; as such provisions have been specifically amended pursuant to this Letter Agreement N°2.1. If there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°2.1 then the provisions of this Letter Agreement N°2.1 will govern.

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LETTER AGREEMENT N° 2.1

1	AMENDED PROVISIONS

1.1	In consideration of the Buyer’s wish to ***, the Appendix 2 to the Letter Agreement No 2 of the Agreement is hereby deleted in its entirety and replaced by the Appendix 2 attached hereto.

1.2	In consideration of (i) the Buyer’s exercise of *** under Clause *** of the Letter Agreement No *** of the Agreement, ***, and (iii) the allocation of Scheduled Delivery Months for the Aircraft ***, the Appendix 9 to the Letter Agreement No 2 of the Agreement is hereby deleted in its entirety and replaced by the Appendix 9 attached hereto.

2	PAYMENTS

As a consequence of Clause 1.1 above ***, and as a result of the changes to the delivery schedule pursuant to Clause 1.2 above, ***

3	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement No 2.1 is not transferable, and the Buyer’s rights under this Letter Agreement No 2 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement No 2.1 with respect to any Aircraft will be void and without effect.

4	CONFIDENTIALITY

This Letter Agreement No 2.1 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

5	COUNTERPARTS

This Letter Agreement No 2.1 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

6	INTERPRETATION AND LAW

THIS LETTER AGREEMENT No 2.1 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

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LETTER AGREEMENT N° 2.1

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement No 2.1 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Title:

Title:

Signature:

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA.	GRUPO TACA HOLDINGS LIMITED

Name:	Name:

Title:	Title:

Signature:	Signature:

Date:

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APPENDIX 2 to LETTER AGREEMENT N° 2

2	SPECIFICATION

2.1	Aircraft Specification

2.1.1	A319 Aircraft shall be manufactured in accordance with the A319 Specification;
A320 Aircraft shall be manufactured in accordance with the A320 Specification;
A321 Aircraft shall be manufactured in accordance with the A321 Specification.

2.1.2	Part ***, Part *** and Part *** of Appendix 3 shall include SCNs to increase the design weights set forth in the applicable Standard Specification to at least the design weights (Maximum Take-off Weight (“MTOW”) Maximum Landing Weight (“MLW”) and Maximum Zero Fuel Weight (“MZFW”)) set forth in the table below:

	MTOW	MLW	MZFW
A319 Aircraft
A320 Aircraft
A321 Aircraft

2.1.3	***.

2.2	Specification Amendment

The Specification may be further amended following the execution of the Agreement in accordance with the terms of this Clause 2.2

2.2.1	Specification Change Notice

The Specification may be amended by written agreement between the parties in a Specification Change Notice (SCN). Each SCN shall be substantially in the form set out in Part *** of Appendix B, and shall set out the SCN’s Aircraft embodiment rank and shall also set forth, in detail, the particular change to be made to the ***. An SCN may result in an adjustment of the Base Price of the Aircraft, which adjustment, if any, shall be specified in the SCN. ***.

***

2.2.2	Development Changes

The Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with the Agreement (“Development Changes”), as set forth in this Clause 2.2.2.

2.2.2.1	Manufacturer Specification Changes Notices

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APPENDIX 2 to LETTER AGREEMENT N° 2

2.2.2.1.1	The Specification may be amended by the Seller through a Manufacturer Specification Change Notice (“MSCN”), which shall be substantially in the form set out in Exhibit B hereto and shall set out the MSCN’s Aircraft embodiment rank as well as, in detail, the particular change to be made to the Specification and the effect, if any, of such change on ***.

2.2.2.1.2	***.

2.2.2.2	In the event of the Seller revising the Specification to incorporate Development Changes which have no adverse effect on any of the elements as set forth in 2.2.2.1.2 above, such revision shall be performed by the Seller without the Buyer’s consent. In such cases, the Buyer shall have access to the details of such changes through the relevant application in AirbusWorld.

2.2.2.3	***.

2.2.2.4	The Seller shall provide the Buyer with a milestone chart reflecting, in terms of minimum lead-times prior to delivery of the first Aircraft of a type, the dates when a mutual agreement shall be reached by way of execution of an SCN to integrate the Buyer specific features into the industrial process.

2.3	Propulsion Systems

2.3.1	The Airframe shall be equipped with either (i) a set of two (2) CFM INTERNATIONAL (“CFM”) LEAP Propulsion Systems or (ii) a set of two (2) PRATT & WHITNEY (“PW”) PW1100G-JM Propulsion Systems (the “Propulsion Systems”), as detailed below:

Aircraft	CFM	PW

A319 Aircraft	LEAP***	PW***

A320 Aircraft	LEAP***	PW***

A321 Aircraft	LEAP***	PW***

AET means Airbus Equivalent Thrust

2.3.2	The Buyer hereby confirms to the Seller that the Buyer has selected CFM Propulsion Systems for the ***.

With respect to the remaining *** Aircraft, Propulsions Systems shall be selected and such selection notified in writing to the Seller not later than ***.

2.4	Customization

2.4.1	Customization Milestones Chart

Within a reasonable period *** following signature of the Agreement, the Seller shall provide the Buyer with a customization milestones chart (the “Customization Milestones

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APPENDIX 2 to LETTER AGREEMENT N° 2

Chart”). The chart will set out the minimum lead times prior to the Scheduled Delivery Month of the Aircraft when a mutual agreement shall be reached (execution of a SCN) in order to integrate into the Specification any items requested by the Buyer from the Seller’s catalogues of Specification change options (the “Option Catalogues”).

2.4.2	Contractual Definition Freeze

The Customization Milestone Chart shall in particular define the date(s) by which the contractual definition of the Aircraft must be finalized and all SCNs need to have been executed by the Buyer (the “Contractual Definition Freeze” or “CDF”) in order to enable their incorporation into the manufacturing of the Aircraft and Delivery of the Aircraft in the Scheduled Delivery Month. Each such date shall be referred to as a “CDF Date”. ***

2.5	Propulsion Systems and BFE Concessions

Concessions which may be provided by the applicable Propulsion Systems Manufacturer and BFE Suppliers shall be negotiated directly between the Buyer and such Propulsion Systems Manufacturer and BFE Suppliers.

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APPENDIX 9 to LETTER AGREEMENT N° 2

9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to Clauses 2, 7, 8, 10, 11 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery period (the “Scheduled Delivery Period”):

Aircraft Number	Aircraft Type
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32	***	***

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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APPENDIX 9 to LETTER AGREEMENT N° 2

33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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APPENDIX 9 to LETTER AGREEMENT N° 2

70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 100 101 102 103 104 105 106 107 108 109

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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APPENDIX 9 to LETTER AGREEMENT N° 2

110 111 112 113 114 115 116 117 118 119 120 121 122 123 124 125 126 127 128 129 130 131 132 133

9.1.2	When a Scheduled Delivery Period of an Aircraft is a month, such month shall be, with respect to such Aircraft, the “Scheduled Delivery Month”.

***

For the purpose of Clause 5.3 of the Agreement, until a Scheduled Delivery Month has been notified pursuant to *** above, the Scheduled Delivery Month of an Aircraft shall be deemed (a) the *** month of its Scheduled Delivery Period when such Scheduled Delivery Period is a ***, and (b) the *** month of its Scheduled Delivery Period when such Scheduled Delivery Period is a ***.

9.1.3	***

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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APPENDIX 9 to LETTER AGREEMENT N° 2

9.2	Delivery Process

9.2.1	The Buyer shall, within *** after the date on which the Aircraft is Ready for Delivery, sign the Certificate of Acceptance, pay the Balance of the Final Price, send its representatives to the Delivery Location, take Delivery of the Aircraft and fly the Aircraft away from the Delivery Location.

9.2.2	The Seller shall deliver and transfer *** title to the Aircraft to the Buyer free and clear of all liens, claims, charges, security interests and all encumbrances of any kind whatsoever (except for any liens or encumbrances created by or on behalf of the Buyer) provided that (i) the Balance of the Final Price and any other amounts *** have been paid by the Buyer to the Seller and (ii) the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and/or such other documentation *** confirming transfer of *** title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to and risk of loss of or damage to the Aircraft shall pass to the Buyer at Delivery.

Delivery (“Delivery”) shall be deemed to have occurred when (i) and (ii) above have occurred; and the Seller has provided the Buyer with the Bill of Sale ***

9.2.3	***

9.3	Fly away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses, *** which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2	***

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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